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                                                             EXHIBIT 23.2



                   Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-8 (Nos. 2-85473, 33-5432, 33-47065 and 33-51492) of Talley
Industries, Inc. of our report dated March 15, 1994 appearing on page F-1 of this Annual Report on Form 11-K.









PRICE WATERHOUSE

Phoenix, Arizona
March 23, 1994